Exhibit 3.1

AMENDMENT TO STATEMENT OF DESIGNATIONS OF GLOBAL SHIP LEASE, INC. Reg. No. 28891

                                     REPUBLIC OF THE MARSHALL ISLANDS

                                     REGISTRAR OF CORPORATIONS

                                     DUPLICATE COPY

                                     The original of this Document was

                                     FILED ON

NON-RESIDENT

December 28, 2022

Cynthia Ro
Deputy Registrar

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATION

8.75% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES

Global Ship Lease, Inc., a corporation organized and existing under the laws of the

Republic of the Marshall Islands (the “Company”), does hereby certify pursuant to the provisions of the Business Corporations Act of the Republic of the Marshall Islands:

1.

That a duly authorized committee of the Company’s Board of Directors previously adopted a resolution on August 13, 2014, to create a series of preferred shares of the Company designated as “8.75% Series B Cumulative Redeemable Perpetual Preferred Shares” (the “Series B Preferred Shares”).

2.

That pursuant to resolutions adopted by the unanimous consent of the Board of Directors of the Company on December 28, 2022 the Certificate of Designation for the Series B Preferred Shares, dated August 19, 2014, and as amended on December 9, 2019 (the “Certificate of Designation”), is further amended to increase the number of authorized Series B Preferred Shares:

The first sentence of Section 2 of the Certificate of Designation be and it hereby is deleted and replaced in its entirety as follows:

“The authorized number of shares of Series B Preferred Shares shall be 104,000 shares, subject to increase by filing a certificate of designation with respect to such additional shares.”

3.	All of the other provisions of the Certificate of Designation shall remain unchanged.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Designation as of December 28, 2022.

By:

Name: Ian J. Webber
Title: Chief Executive Officer